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                                                                     EXHIBIT 5.1


                      [PORTER & HEDGES, L.L.P. LETTERHEAD]




                                February 5, 2002



Blue Dolphin Energy Company
801 Travis, Suite 2100
Houston, Texas 77002

Gentlemen:

         We have acted as counsel to Blue Dolphin Energy Company, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the issuance of up to an aggregate of 100,903 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of December 19, 2001, as amended (the "Merger Agreement"), among the Company, American Resources Offshore, Inc., a Delaware corporation, and BDCO Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

         In connection therewith, we have examined the Merger Agreement and the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the records of corporate proceedings with respect to the issuance of the Common Stock and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions expressed herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments we have examined.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized for issuance and, upon consummation of the Merger (as defined in the Merger Agreement) and the issuance of the Common Stock in accordance with the terms and subject to the conditions of the Merger Agreement, the Common Stock will be validly issued, fully paid and non-assessable.



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Blue Dolphin Energy Company
February 5, 2002
Page 2


         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ PORTER & HEDGES, L.L.P.

                                                     PORTER & HEDGES, L.L.P.